Exhibit 99.1

  Register.com Shareholders Approve Sale to Vector Capital for $7.81 Per Share

     NEW YORK--(BUSINESS WIRE)--Oct. 28, 2005--Register.com, Inc. (NASDAQ: RCOM) today announced that its stockholders approved its previously announced merger agreement relating to the proposed acquisition of Register.com by Vector Capital Corporation, a San Francisco-based private equity firm. Subject to satisfaction of customary closing conditions, Register.com currently expects to complete the merger in early November 2005. Public holders of Register.com shares will receive cash consideration of $7.81 per share in the merger. Following the merger, Register.com will be privately held and Register.com shares will no longer be listed on The Nasdaq National Market.

     About Register.com

     Register.com, Inc. (www.register.com) is a leading provider of global domain name registration and Internet services for businesses and consumers that wish to have a unique address and branded identity on the Internet. With over approximately 2.9 million domain names under management, Register.com has built a brand based on quality domain name management services for small and medium sized businesses, large corporations, as well as ISPs, telcos and other online businesses. The Company was founded in 1994 and is based in New York.

     About Vector Capital

     Vector Capital is a private equity boutique specializing in spinouts, buyouts and recapitalizations of established technology businesses. Vector identifies and pursues these complex investments in both the public and private markets. Such opportunities are typically underserved by traditional buyout and venture capital firms. Vector actively partners with management teams to devise and execute new financial and business strategies that materially improve the competitive standing of these businesses and enhance their value for employees, customers and shareholders. Among Vector's other portfolio companies are Savi Technology, LANDesk Software, Corel Corporation and WinZip Computing. Additional information about Vector can be found at www.vectorcapital.com.

     FORWARD-LOOKING STATEMENTS

     "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this announcement other than historical data and information constitute forward-looking statements, and involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The words "believe," "expect," "intend," "estimate," "assume" and "anticipate," variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from Register.com's actual future experience involving any one or more of such matters and subject areas. Other potential risks and uncertainties that could cause actual results to differ materially from those described herein include, among others, uncertainty of future revenue and profitability from existing businesses, increasing competition across all segments of the domain name registration business, risks associated with high levels of credit card chargebacks and refunds, uncertainty regarding the introduction and success of new top level domains, customer acceptance of new products and services offered in addition to, or as enhancements of our registration services, uncertainty of regulations related to the domain registration business and the Internet generally, the rate of growth of the Internet and domain name industry, risks associated with any extraordinary transactions we may pursue, uncertainty regarding our identified material weaknesses and the potential identification of additional control deficiencies as material weaknesses and uncertainty regarding our ability to comply with Nasdaq listing requirements. We may not be able to complete the proposed transaction on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including the failure to satisfy customary closing conditions. The factors described in this paragraph and other factors that may affect our business or future financial results are detailed in our filings with the Securities and Exchange Commission, including Register.com's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005. This communication speaks only as of its date, and Register.com disclaims any responsibility to update the information herein.

     ADDITIONAL INFORMATION AND WHERE TO FIND IT

     This communication is being made in respect of the proposed merger involving Register.com and an affiliate of Vector Capital. In connection with the proposed merger, Register.com has filed with the SEC a definitive proxy statement on Schedule 14A, as supplemented. Before making any investment decision, Register.com shareholders and other investors are urged to read the proxy statement regarding the merger and any other relevant documents carefully in their entirety because they contain important information about the proposed transaction. The proxy statement and other documents are available free of charge at the SEC's website, www.sec.gov, and at Register.com's investor relations website, http://investor.register.com.


    CONTACT: Register.com
             Roni Jacobson, 212-798-9100
             ir@register.com
             or
             Vector Capital
             Rob Amen, 415-293-5000